Exhibit 99.2

Body Central Corp. Announces the Exploration of Strategic Alternatives and Receipt of Notice of Default

Jacksonville, FL – January 7, 2015 – Body Central Corp. (OTC Pink: BODY) (the “Company”), a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices, today announced that it is experiencing significant liquidity challenges and has taken several steps to identify and evaluate potential strategic and financial alternatives. These alternatives may include and are not limited to the possibility of a Chapter 11 bankruptcy filing or an insolvency proceeding. The Company is working with professional advisors to assist with the evaluation of the situation, the potential alternatives and related matters.

The Company has not identified a timetable for the completion of this process and does not intend to disclose new developments with respect to this process, unless and until its Board of Directors approves a specific action, or has concluded its review of the available alternatives. There can be no assurance that the exploration of the potential alternatives will or will not result in a certain transaction or path.

In addition, on January 6, 2015, the Company received a notice of default from the holders of the Company’s outstanding $18.0 million in aggregate principal amount of subordinated secured convertible notes issued June 27, 2014, alleging that the Company is in default under the Notes. An event of default under the Notes may also result in an event of default under the Company’s senior credit facility. The occurrence of any such events of default under the Notes and the senior credit facility would permit the lenders thereunder to declare all amounts outstanding thereunder to become immediately due and payable and to exercise other remedies set forth in the applicable debt documents, including increasing the interest rates to the default rates of interest.

Ben Rosenfeld, President and Chief Executive Officer, stated, “While the Company has made significant reductions in expenses and reduced excess inventory levels, our top line remains challenged by both the overall market environment and the transition time required to complete the merchandise transformation that began in the latter half of 2014. The management team and board, along with its advisors will continue to evaluate all available alternatives that may be appropriate for the business.”

About Body Central Corp.

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of January 6, 2015, the Company operated 265 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central®, SexyStretch® and Lipstick Lingerie® labels.

For more information, please visit: www.bodycentral.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the Company’s business plans the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2014, and other factors identified from time to time in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT: Body Central
investorquestions@bodyc.com